Exhibit 99.1
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2006

, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
211 Commerce Street, Suite 300, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

This Current Report on Form 8-K is being furnished to disclose the press release issued by Pinnacle Financial Partners, Inc., a Tennessee corporation (the "Company"), on July 18, 2006. The press release, which is furnished as Exhibit 99.1 hereto pursuant to Item 2.02 of Form 8-K, was to announce the Company's results of operations for the three and six months ended June 30, 2006.

The press release furnished herewith as Exhibit 99.1 contains certain non-GAAP financial measures as defined by Regulation G of the rules and regulations of the Securities and Exchange Commission. To supplement the Company’s consolidated financial statements prepared on a GAAP basis, the Company is disclosing non-GAAP net earnings, non-GAAP EPS, and certain non-GAAP performance ratios for the three and six months ended June 30, 2006, in each case excluding merger related expenses associated with its merger with Cavalry Bancorp, Inc., a Tennessee corporation ("Cavalry") on March 15, 2006 as well as with respect to certain non-GAAP performance ratios, goodwill and the core deposit intangible associated with the Cavalry merger. The Company is also disclosing the range of its projected earnings per share diluted for the third quarter of 2006 and the 2006 fiscal year excluding anticipated merger related expenses associated with its merger with Cavalry.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in the press release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

The Company believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company's results to the results of other companies. The Company also included non-GAAP net earnings, non-GAAP EPS and non-GAAP performance ratios because it believes that these measures more accurately reflect the Company’s operating performance for the 2006 second quarter and six months ended June 30, 2006, when compared to the same period in 2005 and because it believes that the information provides investors with additional information to evaluate the Company’s past financial results and ongoing operational performance.

The presentation of the Company’s projected earnings per share diluted for the 2006 third quarter excluding the impact of merger related expenses and the Company's projected earnings per share for the 2006 fiscal year excluding anticipated merger related expenses is included in the press release to provide investors with the information the Company believes is necessary to compare the Company’s performance during the 2005 fiscal year, without the impact of the anticipated merger related expenses associated with the Cavalry merger, with the projected performance for the 2006 third quarter and 2006 fiscal year when the Company is required to expense the merger related expenses associated with the Cavalry merger.

The Company's management utilizes this non-GAAP financial information to compare the Company's operating performance versus the comparable periods in 2005 and will utilize non-GAAP earnings per share diluted for the 2006 fiscal year excluding the anticipated merger related expenses in calculating whether or not the Company met the performance targets of its 2006 Annual Cash Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release issued by Pinnacle Financial Partners, Inc. dated July 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Harold R. Carpenter
Executive Vice President and
Chief Financial Officer

Date: July 19, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated July 18, 2006